UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2026

HOLLEY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39599	87-1727560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1A Burton Hills Blvd, Suite 240, Nashville, TN	37215
(Address of principal executive offices)	(Zip Code)
(270) 782-2900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HLLY	New York Stock Exchange
Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	HLLY WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
On May 15, 2026, the Company issued a press release announcing Ms. Apple’s appointment as Senior Vice President, General Counsel and Secretary of the Company. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01    Other Events.
On May 15, 2026, Holley Inc. (the "Company") announced the appointment of Sarah Apple as Senior Vice President, General Counsel and Secretary of the Company, effective May 15, 2026. Ms. Apple joined the Company on April 27, 2026 as a senior advisor to Matthew Stevenson, the Company’s Chief Executive Officer. Ms. Apple succeeds Carly Kennedy who, as previously disclosed, is departing from the Company on May 15, 2026 to pursue other opportunities.

Upon joining the Company, Ms. Apple entered into an employment agreement with the Company. Pursuant to the employment agreement, Ms. Apple received a one-time signing bonus of $25,000 (before applicable taxes and deductions) subject to repayment in the event that Ms. Apple voluntarily terminates employment without good reason within one year of starting employment, and Ms. Apple will be reimbursed for relocation expenses for her move to Nashville. Ms. Apple will also be paid an annual base salary, will be eligible to participate in any bonus plan in effect from time to time for senior executives of the Company and will be eligible to receive annual grants of equity-based incentive compensation.

•Annual Base Salary. The Company has agreed to pay Ms. Apple a base salary at an annual rate of $350,000. Ms. Apple’s annual base salary will be subject to annual review by the Company’s board of directors (or a committee thereof), and may be increased, but not decreased from time to time by the board.

•Annual Bonus. Ms. Apple’s target bonus opportunity will equal 50% of her annual base salary then in effect and her maximum bonus opportunity will equal 100% of her annual base salary then in effect. Payment of the annual bonus will be made upon the attainment of one or more pre-established financial and/or personal performance goals established by the Company’s board of directors (or a committee thereof) in its sole discretion and subject to discretionary adjustment based on Ms. Apple’s individual performance.

•Annual Equity Award. Commencing on the first date annual incentive equity awards are granted to similarly situated executives of the Company following the effective date of the employment agreement and subject to the terms of the Company’s 2021 Omnibus Incentive Plan and the approval of the board’s compensation and talent committee, Ms. Apple will be eligible to receive annual grants of equity-based incentive compensation with a grant date fair market value of 75% of her annual base salary. The equity grant for 2026 will be pro-rated based on the number of days in which Ms. Apple is employed by the Company in 2026.

Provided Ms. Apple’s employment is terminated by the Company without cause or by Ms. Apple for good reason and she timely executes and does not revoke a release of claims, Ms. Apple will receive: continued base salary payments for six months (or twelve months if such termination occurs within a period starting three months prior to and ending twelve months following a change in control); and a pro-rated annual bonus for the year of termination.

Ms. Apple’s employment agreement with the Company is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 15, 2026
99.2	Employment Agreement, dated April 27, 2026, by and between Holley Inc. and Sarah Apple
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLEY INC.

	By:	/s/ Jesse Weaver
Name: Jesse Weaver
Date: May 15, 2026		Title: Chief Financial Officer